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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                       Corporacin Durango, S.A. de C.V.
            (Exact Name of Registrant as Specified in Its Charter)


     United Mexican States                             Not Applicable
(State of Incorporation or Organization)      (IRS Employer Identification No.)

                           Torre Corporativa Durango
                        Potasio 150, Ciudad Industrial
                               Durango, Durango
                          United Mexican States 34220
                                (52-18) 14-1658
                   (Address of Principal Executive Offices)

   If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

   If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

 Securities Act registration statement file number to which this form relates:
                              Reg. No. 333-64506
       Securities to be registered pursuant to Section 12(b) of the Act:
                                     Notes
       Securities to be registered pursuant to Section 12(g) of the Act:
                                     None


Title Of Each Class                                    Name Of Each Exchange On Which
To Be So Registered                                    Each Class Is To Be Registered
-------------------                                    ------------------------------
13 1/2% senior notes due 2008                          The New York Stock Exchange

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Item 1.  Description of Registrant's Securities to be Registered.

           A complete description of the 13 1/2% senior notes due 2008, which are to be registered hereunder is contained under the caption "Description of Our Exchange Notes--2008 Notes" in the Registrant's Registration Statement (File No. 333-64506) on Form F-4 originally filed with the Securities and Exchange Commission on July 3, 2001, as amended (the "Registration Statement"), and such Registration Statement is incorporated herein by reference.

Item 2.  Exhibits.

      Pursuant to Rule 12b-32, the documents filed as exhibits to Registration Statement Number 333-64506 are hereby incorporated by reference.


                                  SIGNATURES

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this pre-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    CORPORACIN DURANGO, S.A. DE C.V.

Date: July 30, 2001                 By:   /s/ MAYELA RINCON DE VELASCO
                                        -----------------------------------
                                     Name:
                                     Title: